UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2022

KINTARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Pacific Heights Blvd, Suite 150

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 350-4364

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KTRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 2, 2022, Kintara Therapeutics, Inc. (the “Company”) entered into a purchase agreement, dated as of August 2, 2022 (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park has committed to purchase up to $20.0 million of shares (the “Purchase Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Lincoln Park, pursuant to which it agreed to take certain actions relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of the shares of Common Stock available for issuance under the Purchase Agreement (the “Registration Rights Agreement”).

Beginning on the Commencement Date (as defined below) and thereafter, the Company has the right, in its sole discretion, to present Lincoln Park with a purchase notice (a “Regular Purchase Notice”), directing Lincoln Park to purchase up to 500,000 Purchase Shares (the “Regular Purchase Amount”) provided that the closing sale price of the Common Stock on the purchase date is not below a threshold price set forth in the Purchase Agreement (a “Regular Purchase”). The Company and Lincoln Park may mutually agree to increase the Regular Purchase Amount with respect to any Regular Purchase under the Purchase Agreement, provided that Lincoln Park’s maximum committed purchase obligation under any single Regular Purchase shall not exceed $2,000,000. The above-referenced share amount limitations and closing sale price thresholds are subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement. The purchase price per share for each Regular Purchase will be based on prevailing market prices of the Common Stock immediately preceding the time of sale as computed in accordance with the terms set forth in the Purchase Agreement. There are no upper limits on the price per share that Lincoln Park must pay for shares of Common Stock under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

If the Company directs Lincoln Park to purchase the maximum number of shares of Common Stock that the Company may sell in a Regular Purchase, then in addition to such Regular Purchase, and subject to certain conditions and limitations in the Purchase Agreement, the Company may direct Lincoln Park to purchase additional shares of Common Stock in an “accelerated purchase” (each, an “Accelerated Purchase”) and an “additional accelerated purchase” (each, an “Additional Accelerated Purchase”) (including multiple Additional Accelerated Purchases on the same trading day) as provided in the Purchase Agreement. The purchase price per share for each Accelerated Purchase and Additional Accelerated Purchase will be based on market prices of the Common Stock on the applicable purchase date for such Accelerated Purchases and such Additional Accelerated Purchases.

The purchase price of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

The aggregate number of shares that the Company can sell to Lincoln Park under the Purchase Agreement may in no case exceed 13,100,011 shares (subject to adjustment as described above) of the Common Stock (which is equal to approximately 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless (i) stockholder approval is obtained to issue Purchase Shares above the Exchange Cap, in which case the Exchange Cap will no longer apply, or (ii) the average price of all applicable sales of our Common Stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.2024 per share (which represents the lower of (A) the official closing price of our Common Stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and (B) the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days ending on the trading day on the date of the Purchase Agreement, adjusted such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules).

In all cases, the Purchase Agreement also prohibits the Company from directing Lincoln Park to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Lincoln Park beneficially owning more than 4.99% (which Lincoln Park may increase up to 9.99% upon 61 days’ prior written notice to us) of the then total outstanding shares of Common Stock.

The Company issued 1,630,191 shares of Common Stock to Lincoln Park as a commitment fee in connection with entering into the Purchase Agreement (the “Commitment Shares” and together with the Purchase Shares, the “Shares”).

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied (the date on which all requisite conditions have been satisfied, the “Commencement Date”), which conditions include the delivery to Lincoln Park of a prospectus supplement covering the shares of Common Stock issued or sold by the Company to Lincoln Park under the Purchase Agreement and the receipt by Lincoln Park of customary opinions and negative assurance of counsel to the Company and other certificates and closing documents. We anticipate that such conditions will be satisfied on or around August 3, 2022.

The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty, by giving one business day notice to Lincoln Park to terminate the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock. Although the Company has agreed to reimburse Lincoln Park for a limited portion of the fees it incurred in connection with the Purchase Agreement, the Company did not pay any additional amounts to reimburse or otherwise compensate Lincoln Park in connection with the transaction, other than the issuance of the Commitment Shares.

There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings (except that the Company is prohibited (with certain specified exceptions) from effecting or entering into an agreement to effect an “equity line of credit” or substantially similar transaction whereby an investor is irrevocably bound to purchase the Company’s securities over a period of time at a price based on the market price of the Common Stock at the time of each such purchase), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Company may deliver Purchase Notices under the Purchase Agreement, subject to market conditions, and in light of its capital needs from time to time and under the limitations contained in the Purchase Agreement. Any proceeds that the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The offer and sale by the Company of the Purchase Shares and Commitment Shares under the Purchase Agreement, and the resale of such shares by Lincoln Park to the public, have been registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-254662) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement being filed with the Securities and Exchange Commission (the “SEC”) on or about August 3, 2022 (the “Prospectus Supplement”). A copy of the legal opinion as to the legality of the Shares is filed as Exhibit 5.1 attached hereto.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.1 and 10.2 attached hereto. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits. The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports it may file with the SEC.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s Common Stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 8.01 Other Events.

On August 3, 2022, the Company issued a press release announcing the entrance into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
5.1	Opinion of Fennemore Craig, P.C.

10.1	Purchase Agreement, dated as of August 2, 2022, by and between Kintara Therapeutics, Inc. and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of August 2, 2022, by and between Kintara Therapeutics, Inc. and Lincoln Park Capital Fund, LLC.

23.1	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1).

99.1	Press Release dated August 3, 2022

104	Cover Page Interactive Date File (embedded within the Inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINTARA THERAPEUTICS, INC.

Date: August 3, 2022	By:	/s/ Scott Praill
Name: Scott Praill
Title: Chief Financial Officer